EXHIBIT 99.2

VPC Impact Acquisition Holdings III, Inc. Announces Closing of $254 Million Initial Public Offering

CHICAGO – March 9, 2021 – VPC Impact Acquisition Holdings III, Inc. (the “Company”) announced today that it closed its initial public offering of 25,376,598 units at a price of $10.00 per unit.

The Company’s units began trading on the New York Stock Exchange, or the NYSE, under the ticker symbol “VPCC.U” on March 5, 2021. Each unit consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the NYSE and trade under the symbols “VPCC” and “VPCC WS,” respectively.

The Company intends to pursue a business combination with a high-growth business in the Fintech industry headquartered or with operations in the United States and an enterprise value of approximately $800 million to $3 billion. The company is led by Chairman John Martin, Co-Chief Executive Officers Brendan Carroll and Gordon Watson, and Chief Financial Officer Carly Altieri.

Citigroup Global Markets Inc. and Jefferies LLC acted as the underwriters for the offering. On March 8, 2021, the underwriters notified the Company of their desire to purchase an additional 2,876,598 units by partially exercising the over-allotment option granted to the underwriters by the Company.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone: 800-831-9146; or Jefferies, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com.

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the search for an initial business combination. No assurance can be given as to the consummation of any business combination or the terms thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About VPC Impact Acquisition Holdings III, Inc.

VPC Impact Acquisition Holdings III, Inc.’s acquisition and value creation strategy is to identify, partner with and help grow a business in the Fintech industry headquartered or with operations in the United States. The Company’s sponsor is an affiliate of Victory Park Capital, a global investment firm with a long track record of executing debt and equity financing transactions with some of the largest global Fintech companies. The firm was founded in 2007 and is headquartered in Chicago with additional resources in New York, Los Angeles and San Francisco. Victory Park Capital is privately held and a Registered Investment Advisor with the SEC. For more information, please visit: www.victoryparkcapital.com/vih/vpc-impact-acquisition-holdings-iii/

Contacts

Media:

Jordan Niezelski, Edelman

Jordan.Niezelski@edelman.com

Investors:

VIH3Info@victoryparkcapital.com